Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
EARNS NET INCOME OF $3.6 MILLION FOR SECOND QUARTER,
$5.5 MILLION YEAR TO DATE.
ATLANTA, GA (July 21, 2011) — Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $3.6 million for the second quarter of 2011 compared to $1.8 million for the first quarter of 2011 and $4.9 million for the second quarter of 2010. After accounting for the TARP preferred dividend, basic and diluted earnings per share for the second quarter of 2011 were $.24 and $.21, respectively, compared to basic and diluted earnings per share of $.09 and $.08, respectively, in the first quarter of 2011, and basic and diluted earnings per share of $.38 and $.33, respectively, in the second quarter of 2010. Net income for the first six months of 2011 was $5.5 million compared to net income of $5.1 million for the same period in 2010. Basic and diluted earnings per share for the first six months of 2011 were $.34 and $.30, respectively, compared to basic and diluted earnings per share of $.32 and $.29, respectively, for 2010.

	For the quarter ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
	(In Thousands)

Net Income	$3,614	$1,842	$2,988	$2,081	$4,869

Income Tax Expense	1,792	766	932	913	2,647
Provision For Loan Losses	4,850	5,775	6,975	5,025	1,150
Write-down of ORE	1,069	1,600	573	698	1,615
Other cost of ORE Operations	724	858	483	713	743

Pre-Tax, Pre-Credit Related Earnings	12,049	10,841	11,951	9,430	11,024
Less Security Gains	(1,078)	—	—	—	(2,291)

Core Operating Earnings (1)	$10,971	$10,841	$11,951	$9,430	$8,733

(1)	The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, and security gains because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2011
For the second quarter of 2011, core operating earnings increased 26% over the second quarter of 2010.
James B. Miller, Jr. Chairman said, “We continue to improve our bottom line and are pleased with the consistent quality of our earnings stream. We have opened a new banking center in McDonough, Georgia to expand our footprint in the Atlanta metropolitan area. And we attracted $14 million of new investment capital to the Company in May to help us continue our growth strategies. Though the economy continues to cast long shadows, we believe we will show improvements in the second half of 2011.”
ASSET QUALITY
Net charge-offs were $4.7 million in the second quarter of 2011 compared to $4.2 million in the first quarter of 2011, and $3.5 million in the second quarter of 2010. Year to date, net charge-offs increased $813,000 for the first six months of 2011 to $8.9 million compared to $8.1 million for the same period in 2010. The ratio of net charge-offs to average loans outstanding was 1.25% for the six months ended June 30, 2011, compared to 1.26% for the same period in 2010. The allowance for loan losses increased $2.7 million to $29.8 million or 2.04% of total loans at June 30, 2011, compared to $27.1 million or 2.07% at June 30, 2010.
Nonperforming residential construction and development loans at June 30, 2011, included financing for 95 houses and 736 lots and land totaling $46.3 million. During the second quarter of 2011, $2.4 million of nonperforming construction loans were paid down by our customers.
During the second quarter of 2011, $4.2 million of ORE assets were sold while $7.9 million were added to ORE. ORE consists of 46 houses, representing 20.8% of the total ORE balance, 432 lots and eight commercial properties. ORE decreased $1.2 million to $21.0 million at June 30, 2011, compared to $22.2 million at June 30, 2010.
The provision for loan losses for the second quarter of 2011 was $4.9 million compared to $5.8 million in the first quarter of 2011 and $1.2 million for the second quarter of 2010. The provision for loan losses for the first six months of 2011 was $10.6 million compared to $5.1 million for the same period in 2010. The increase of $5.5 million for the comparable six month period is related to growth in the Bank’s loan portfolio, an increase in certain specific reserves, and higher net charge-offs.
CAPITAL
The Company raised $14.4 million in May 2011 in a private placement of common stock adding 2,167,166 shares to total shares outstanding. No investor purchasing shares resulted in a beneficial interest over 9.9% of the Company’s common stock. At June 30, 2011, the Company had a 10.47% leverage ratio, 12.78% in tier one capital to risk weighted assets, and 14.80% in total capital to risk weighted assets. At June 30, 2011, the Bank had a leverage ratio of 9.64%, a tier one ratio of 11.75%, and a total capital ratio 13.61%.
In addition, the Company’s Tangible Common Equity to Tangible Assets ratio improved from 4.73% at March 31, 2011 to 5.51% at June 30, 2011.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2011
DEPOSITS
Total deposits of $1.708 billion at June 30, 2011, reflect the improvement in the deposit mix brought about by the Bank’s strategy to increase core deposits. Demand, money market and savings accounts increased $111.4 million or 11.8% at June 30, 2011, compared to June 30, 2010. In addition, as part of an ongoing strategy to position the Bank for future higher interest rates, we have increased the average maturity of certificates of deposit while decreasing the interest rate paid on deposit accounts over the last twelve months.

	June 30,		December 31,		June 30,
	2011		2010		2010
	$	%	$	%	$	%
	(Dollars in Millions)

Core deposits(1)	$1,363.5	79.8%	$1,304.5	80.9%	$1,244.8	79.6%
Time Deposits > $100,000	302.5	17.7	246.3	15.2	211.6	13.5
Brokered deposits	42.4	2.5	62.5	3.9	107.2	6.9

Total deposits	$1,708.4	100.0%	$1,613.3	100.0%	$1,563.8	100.0%

Quarterly rate on deposits	1.06%		1.19%		1.62%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.
REAL ESTATE
New residential construction loan advances made during the quarter totaled $7.9 million, while the payoffs of construction loans totaled $15.6 million. Residential construction and A&D loans totaled $101.7 million at June 30, 2011, which decreased 20% from $127 million at June 30, 2010. There were 320 houses and 1,237 lots financed at June 30, 2011, compared to 312 houses and 1,414 lots at June 30, 2010.
Total residential and commercial construction and land loans decreased to $114.3 million or 7.8% of loans at June 30, 2011, from $128.7 million or 9.8% of loans at June 30, 2010, and as a percentage of capital was 53% at June 30, 2011. The regulatory guideline is a maximum of 100%.
All real estate loans, excluding owner-occupied properties, as a percentage of capital, were 125% at June 30, 2011. The regulatory guideline is a maximum of 300%.
NET INTEREST MARGIN
Net interest margin decreased two basis points to 3.65% in the second quarter of 2011 compared to 3.67% in the second quarter of 2010. Net interest income for the second quarter of 2011 increased $804,000 or 5.0% when compared to the same period in 2010. Net interest margin increased 20 basis points to 3.74% in the first half of 2011 compared to 3.54% for the same period in 2010. Net interest income for the first six months of 2011 increased $3.4 million or 11.1% when compared to the same period in 2010. The increase in quarterly and year to date net interest income is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2011
INTEREST INCOME
Total interest income for the second quarter of 2011 decreased $1.3 million or 5.5% compared to the same period in 2010. Average interest-earning assets for the second quarter 2011 increased $96.7 million or 5.4%, but was more than offset by a 57 basis point decrease in the yield on average interest-earning assets due primarily to the Bank offering competitive rates in the marketplace. In addition, investment security yields decreased 37 basis points to 3.27% due to market rate decreases.
Year to date, total interest income decreased $1.1 million or 2.4% compared to the same period in 2010. Average interest-earning assets for the first half of 2011 increased $89.4 million or 5.1%, but was more than offset by the yield on average interest-earning assets which decreased 39 basis points. The decrease in yield was primarily the result of a decrease in the yield on loans of 55 basis points. In addition, investment security yields decreased 51 basis points to 3.31%. Somewhat offsetting this decrease in yield was a $15.6 million decrease in the average amount of our investment in low yielding interest bearing deposits.
INTEREST EXPENSE
Interest expense for the second quarter of 2011 decreased $2.2 million or 26.3% compared to the same period in 2010. The decrease in interest expense was attributable to a 60 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $55.8 million or 3.6%. In addition to the general decrease in deposit rates, the Bank’s shift in deposit mix toward core demand and savings accounts contributed to the reduction in the cost of funds. Brokered deposits decreased $64.7 million compared to June 30, 2010. At June 30, 2011, brokered deposits represented only 2.5% of total deposits.
Year to date in 2011, interest expense decreased $4.5 million or 27.0% compared to the same period in 2010. The decrease in interest expense was attributable to a 64 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $53.3 million.
NONINTEREST INCOME
Noninterest income increased $2.8 million or 25.3% to $14.1 million for the quarter ended June 30, 2011, compared to the same period in 2010. The increase in noninterest income was primarily the result of a $2.9 million or 391.0% increase in income from SBA lending activities and a $959,000 or 21.2% increase in income from mortgage banking activities. These increases were somewhat offset by a $1.2 million decrease in securities gains due to fewer sales. SBA income increased because of higher gains on sale related to a $37.2 million increase in loans sold to $43.6 million for the quarter ended June 30, 2011 compared to the same period in 2010. Mortgage banking income improved due to higher premiums on loans sold which resulted in an increase in gain on sale of $539,000 compared to the second quarter of 2010 as well as higher other fee income which increased $460,000 due to higher servicing fee and underwriting income.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2011
Noninterest income increased $8.0 million or 45.2% to $25.8 million for the six months ended June 30, 2011, compared to the same period in 2010. The increase in noninterest income was the result of a $5.0 million or 589.8% increase in income from SBA lending activities and a $3.6 million or 46.7% increase in income from mortgage banking activities. SBA income increased because of higher gains on sale related to a $61.9 million increase in loans sold to $68.3 million. There were no SBA sales recognized in the first quarter of 2010 in accordance with the adoption of new accounting requirements effective January 1, 2010. Mortgage banking income improved as a result of increased gains on sale and other fee income associated with a higher volume of loans originated which increased $26.7 million for the six months ended June 30, 2011 compared to the same period in 2010.
NONINTEREST EXPENSE
Noninterest expense for the second quarter of 2011 increased $2.1 million or 10.9% to $20.9 million compared to the same period in 2010. The increase was due primarily to higher salaries and employee benefits which increased $1.6 million or 16.2% to $11.6 million due to higher commission expense related to the increased SBA volume as well as an increased number of lenders in the Mortgage, SBA, Commercial, and Indirect Auto Lending divisions. Other operating expense increased $492,000 or 22.2% to $2.7 million due to higher insurance, mortgage related losses, and underwriting expenses.
Noninterest expense for the first six months of 2011 increased $5.5 million or 15.5% to $41.4 million compared to the same period in 2010. The increase was due primarily to higher salaries and employee benefits which increased $3.6 million or 18.8% to $22.5 million. Other operating expense increased $1.3 million or 32.2% to $5.4 million due to higher losses and reserves, insurance, underwriting and advertising expenses.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 25 branches in Atlanta, Georgia, and Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located throughout nine Southern states. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2011
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2010 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER ENDED		YEAR TO DATE		QTR ENDED
	JUNE 30,		JUNE 30,		MARCH 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2011	2010	2011	2010	2011

INTEREST INCOME
LOANS, INCLUDING FEES	$21,153	$21,754	$43,044	$42,818	$21,891
INVESTMENT SECURITIES	1,889	2,673	3,402	4,748	1,513
FEDERAL FUNDS SOLD AND BANK DEPOSITS	49	13	90	106	41

TOTAL INTEREST INCOME	23,091	24,440	46,536	47,672	23,445

INTEREST EXPENSE
DEPOSITS	4,448	6,349	8,980	13,225	4,532
SHORT-TERM BORROWINGS	169	381	344	713	175
SUBORDINATED DEBT	1,122	1,123	2,243	2,240	1,121
OTHER LONG-TERM DEBT	307	346	752	689	445

TOTAL INTEREST EXPENSE	6,046	8,199	12,319	16,867	6,273

NET INTEREST INCOME	17,045	16,241	34,217	30,805	17,172

PROVISION FOR LOAN LOSSES	4,850	1,150	10,625	5,125	5,775

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,195	15,091	23,592	25,680	11,397

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,015	1,171	1,972	2,219	957
OTHER FEES AND CHARGES	672	559	1,253	1,043	581
MORTGAGE BANKING ACTIVITIES	5,484	4,525	11,443	7,800	5,959
INDIRECT LENDING ACTIVITIES	1,524	1,161	2,710	2,197	1,186
SBA LENDING ACTIVITIES	3,604	734	5,836	846	2,232
SECURITIES GAINS	1,078	2,291	1,078	2,291	—
BANK OWNED LIFE INSURANCE	333	330	653	656	320
OTHER OPERATING INCOME	384	477	835	703	451

TOTAL NONINTEREST INCOME	14,094	11,248	25,780	17,755	11,686

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	11,641	10,021	22,463	18,905	10,822
FURNITURE AND EQUIPMENT	791	674	1,543	1,318	752
NET OCCUPANCY	1,160	1,125	2,295	2,215	1,135
COMMUNICATION EXPENSES	532	475	1,095	919	563
PROFESSIONAL AND OTHER SERVICES	1,453	1,074	2,645	2,112	1,192
OTHER REAL ESTATE EXPENSE	1,793	2,358	4,251	4,527	2,458
FDIC INSURANCE EXPENSE	806	881	1,708	1,767	902
OTHER OPERATING EXPENSES	2,707	2,215	5,358	4,054	2,651

TOTAL NONINTEREST EXPENSE	20,883	18,823	41,358	35,817	20,475

INCOME BEFORE INCOME TAX EXPENSE	5,406	7,516	8,014	7,618	2,608
INCOME TAX EXPENSE	1,792	2,647	2,558	2,554	766

NET INCOME	3,614	4,869	5,456	5,064	1,842
PREFERRED STOCK DIVIDENDS	(823)	(823)	(1,646)	(1,646)	(823)

NET INCOME AVAILABLE TO COMMON EQUITY	$2,791	$4,046	$3,810	$3,418	$1,019

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.24	$0.38	$0.34	$0.32	$0.09

DILUTED EARNINGS PER SHARE	$0.21	$0.33	$0.30	$0.29	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	11,700,955	10,776,579	11,267,916	10,619,041	10,830,066

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	13,190,787	12,258,681	12,798,015	11,895,606	12,407,925

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	JUNE 30,	MARCH 31,	DECEMBER 31,	JUNE 30,
(DOLLARS IN THOUSANDS)	2011	2011	2010	2010

ASSETS

CASH AND DUE FROM BANKS	$194,628	$123,995	$47,242	$108,898
FEDERAL FUNDS SOLD	371	1,784	517	2,279

CASH AND CASH EQUIVALENTS	194,999	125,779	47,759	111,177
INVESTMENTS AVAILABLE-FOR-SALE	171,683	209,833	161,478	164,082
INVESTMENTS HELD-TO-MATURITY	10,570	12,712	14,110	16,896
INVESTMENT IN FHLB STOCK	6,456	6,542	6,542	6,857
LOANS HELD-FOR-SALE	98,333	115,005	209,898	183,672
LOANS	1,458,658	1,431,493	1,403,372	1,308,991
ALLOWANCE FOR LOAN LOSSES	(29,801)	(29,694)	(28,082)	(27,104)

LOANS, NET	1,428,857	1,401,799	1,375,290	1,281,887
PREMISES AND EQUIPMENT, NET	21,154	19,723	19,510	18,795
OTHER REAL ESTATE, NET	21,026	18,383	20,525	22,225
ACCRUED INTEREST RECEIVABLE	7,704	8,126	7,990	7,992
BANK OWNED LIFE INSURANCE	30,878	30,570	30,275	29,663
OTHER ASSETS	52,676	50,127	51,923	41,355

TOTAL ASSETS	$2,044,336	$1,998,599	$1,945,300	$1,884,601

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$214,980	$200,902	$185,614	$172,919
INTEREST-BEARING DEMAND/ MONEY MARKET	421,458	430,403	427,590	336,983
SAVINGS	420,082	418,788	398,012	435,267
TIME DEPOSITS, $100,000 AND OVER	302,463	271,817	246,317	211,550
OTHER TIME DEPOSITS	349,421	356,123	355,715	406,902

TOTAL DEPOSIT LIABILITIES	1,708,404	1,678,033	1,613,248	1,563,621

SHORT-TERM BORROWINGS	35,951	25,732	32,977	49,902
SUBORDINATED DEBT	67,527	67,527	67,527	67,527
OTHER LONG-TERM DEBT	52,500	70,000	75,000	50,000
ACCRUED INTEREST PAYABLE	2,686	2,284	2,973	3,708
OTHER LIABILITIES	17,430	13,468	13,064	12,700

TOTAL LIABILITIES	1,884,498	1,857,044	1,804,789	1,747,458

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	46,020	45,799	45,578	45,137
COMMON STOCK	72,217	57,611	57,542	56,091
ACCUMULATED OTHER COMPREHENSIVE INCOME	1,280	195	458	1,261
RETAINED EARNINGS	40,321	37,950	36,933	34,654

TOTAL SHAREHOLDERS’ EQUITY	159,838	141,555	140,511	137,143

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$2,044,336	$1,998,599	$1,945,300	$1,884,601

BOOK VALUE PER SHARE	$8.75	$8.84	$8.77	$8.51

SHARES OF COMMON STOCK OUTSTANDING	13,014,077	10,830,851	10,829,492	10,811,737

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	JUNE 30,
(DOLLARS IN THOUSANDS)	2011	2010	PERCENT CHANGE

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$92,738	$100,748	(7.95)%
TAX-EXEMPT COMMERCIAL	5,049	5,251	(3.85)%
REAL ESTATE MORTGAGE — COMMERCIAL	350,945	329,996	6.35%

TOTAL COMMERCIAL	448,732	435,995	2.92%
REAL ESTATE-CONSTRUCTION	114,307	128,735	(11.21)%
REAL ESTATE-MORTGAGE	123,589	129,177	(4.33)%
CONSUMER INSTALLMENT	772,030	615,084	25.52%

LOANS	1,458,658	1,308,991	11.43%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	47,503	134,962	(64.80)%
SBA LOANS	20,830	18,710	11.33%
INDIRECT AUTO LOANS	30,000	30,000	0.00%

TOTAL LOANS HELD-FOR-SALE	98,333	183,672	(46.46)%

TOTAL LOANS	$1,556,991	$1,492,663

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR TO DATE		YEAR ENDED	YEAR TO DATE
	JUNE 30,		DECEMBER 31,	MARCH 31,
(DOLLARS IN THOUSANDS)	2011	2010	2010	2011

BALANCE AT BEGINNING OF PERIOD	$28,082	$30,072	$30,072	$28,082
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	96	79	883	93
SBA	493	140	381	178
REAL ESTATE-CONSTRUCTION	6,162	4,331	11,274	2,501
REAL ESTATE-MORTGAGE	299	129	656	105
CONSUMER INSTALLMENT	2,390	3,895	7,086	1,550

TOTAL CHARGE-OFFS	9,440	8,574	20,280	4,427
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	7	2	23	7
SBA	18	—	5	14
REAL ESTATE-CONSTRUCTION	104	108	361	51
REAL ESTATE-MORTGAGE	2	1	8	—
CONSUMER INSTALLMENT	403	370	768	192

TOTAL RECOVERIES	534	481	1,165	264

NET CHARGE-OFFS	8,906	8,093	19,115	4,163
PROVISION FOR LOAN LOSSES	10,625	5,125	17,125	5,775

BALANCE AT END OF PERIOD	$29,801	$27,104	$28,082	$29,694

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.25%	1.26%	1.44%	1.19%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.04%	2.07%	2.00%	2.07%
NONPERFORMING ASSETS
(UNAUDITED)

	JUNE 30,		DECEMBER 31,	MARCH 31,
(DOLLARS IN THOUSANDS)	2011	2010	2010	2011

NONACCRUAL LOANS	$69,654	$58,588	$76,545	$72,515
REPOSSESSIONS	932	1,304	1,119	1,438
OTHER REAL ESTATE	21,026	22,225	20,525	18,383

TOTAL NONPERFORMING ASSETS	$91,612	$82,117	$98,189	$92,336

*** INCLUDES SBA GUARANTEED AMOUNTS OF APPROXIMATELY	$6,669	$6,100	$7,818	$4,502

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	5.80%	5.42%	6.01%	5.90%
DELINQUENCIES
(UNAUDITED)

(IN THOUSANDS)	Jun-11	Mar-11	Dec-10	Sep-10	Jun-10
PAST DUE (30-59)	$4,460	$6,345	$9,227	$4,664	$7,618
PAST DUE (60-89)	1,245	2,122	1,356	9,631	1,289
PAST DUE (90+)	—	—	—	—	—

TOTAL PAST DUE	$5,705	$8,467	$10,583	$14,295	$8,907

INDIRECT	$2,554	$2,354	$4,936	$3,635	$3,958
CONSTRUCTION	83	83	1,064	8,411	—
COMMERCIAL	456	3,958	2,075	314	—
SBA	1,202	764	698	—	2,911
OTHER	1,410	1,308	1,810	1,935	2,038

TOTAL PAST DUE	$5,705	$8,467	$10,583	$14,295	$8,907

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	June 30, 2011			June 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$1,560,728	$42,943	5.54%	$1,413,338	$42,713	6.09%
Tax-exempt (1)	5,093	155	6.14%	5,294	160	6.14%

Total loans	1,565,821	43,098	5.54%	1,418,632	42,873	6.09%

Investment securities:
Taxable	201,539	3,158	3.13%	243,971	4,504	3.69%
Tax-exempt (2)	11,704	367	6.28%	11,706	365	6.21%

Total investment securities	213,243	3,525	3.31%	255,677	4,869	3.82%

Interest-bearing deposits	76,705	90	0.24%	92,295	106	0.23%
Federal funds sold	818	—	0.06%	603	—	0.08%

Total interest-earning assets	1,856,587	46,713	5.07%	1,767,207	47,848	5.46%

Noninterest-earning:
Cash and due from banks	29,947			6,580
Allowance for loan losses	(28,684)			(28,940)
Premises and equipment, net	20,094			18,523
Other real estate	20,686			24,912
Other assets	84,909			78,385

Total assets	$1,983,539			$1,866,667

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$415,994	$1,371	0.66%	$274,007	$1,232	0.91%
Savings deposits	412,697	2,234	1.09%	448,381	3,500	1.57%
Time deposits	624,924	5,375	1.73%	673,241	8,493	2.54%

Total interest-bearing deposits	1,453,615	8,980	1.25%	1,395,629	13,225	1.91%

Federal funds purchased	—	—	—	1,492	7	0.94%
Securities sold under agreements to repurchase	20,702	190	1.85%	21,773	177	1.64%
Other short-term borrowings	10,801	154	2.87%	27,155	529	3.93%
Subordinated debt	67,527	2,243	6.70%	67,527	2,240	6.69%
Long-term debt	64,199	752	2.36%	50,000	689	2.78%

Total interest-bearing liabilities	1,616,844	12,319	1.54%	1,563,576	16,867	2.18%

Noninterest-bearing:
Demand deposits	198,023			158,745
Other liabilities	24,119			13,138
Shareholders’ equity	144,553			131,208

Total liabilities and shareholders’ equity	$1,983,539			$1,866,667

Net interest income / spread		$34,394	3.54%		$30,981	3.28%

Net interest margin			3.74%			3.54%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $54,000 and $55,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $123,000 and $121,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	June 30, 2011			June 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,550,103	$21,103	5.46%	$1,436,360	$21,701	6.06%
Tax-exempt (1)	5,067	77	6.14%	5,269	80	6.14%

Total loans	1,555,170	21,180	5.46%	1,441,629	21,781	6.06%

Investment securities
Taxable	227,412	1,767	3.11%	289,034	2,551	3.53%
Tax-exempt (2)	11,704	184	6.27%	11,706	182	6.22%

Total investment securities	239,116	1,951	3.27%	300,740	2,733	3.64%

Interest-bearing deposits	86,841	49	0.22%	42,148	13	0.13%
Federal funds sold	733	—	0.05%	604	—	0.09%

Total interest-earning assets	1,881,860	23,180	4.94%	1,785,121	24,527	5.51%

Cash and due from banks	27,933			2,249
Allowance for loan losses	(29,019)			(28,537)
Premises and equipment, net	20,495			18,845
Other real estate	20,107			25,297
Other assets	85,401			77,042

Total assets	$2,006,777			$1,880,017

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$416,214	$682	0.66%	$288,301	$673	0.94%
Savings deposits	417,580	1,114	1.07%	454,791	1,708	1.51%
Time deposits	634,012	2,652	1.68%	655,751	3,968	2.43%

Total interest-bearing deposits	1,467,806	4,448	1.22%	1,398,843	6,349	1.82%

Federal funds purchased	—	—	—	2,967	7	0.94%
Securities sold under agreements to repurchase	14,788	24	0.64%	23,149	115	1.99%
Other short-term borrowings	20,495	145	2.83%	26,813	259	3.88%
Subordinated debt	67,527	1,122	6.67%	67,527	1,123	6.67%
Long-term debt	54,505	307	2.26%	50,000	346	2.78%

Total interest-bearing liabilities	1,625,121	6,046	1.49%	1,569,299	8,199	2.09%

Noninterest-bearing :
Demand deposits	207,554			164,001
Other liabilities	25,697			14,266
Shareholders’ equity	148,405			132,451

Total liabilities and shareholders’ equity	$2,006,777			$1,880,017

Net interest income / spread		$17,134	3.45%		$16,328	3.42%

Net interest margin			3.65%			3.67%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $27,000 and $27,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2011 and 2010 of $62,000 and $60,000, respectively.